Exhibit 99.1

PeerLogix Signs Licensing Agreement with a Global Leader, Creator and Distributor of Award-Winning Still Imagery

NEW YORK, NY--(March 6th, 2017) - PeerLogix, Inc. (the “Company”) (OTC PINK: LOGX), an advertising technology and data aggregation provider, today announced a definitive agreement to provide its suite of digital marketing services to Capital Art, Inc. (OTC: CAPA), a global leader, creator and distributor of award-winning classic and contemporary limited edition images and reproductions with a focus on rare and iconic negatives and photographs.

Ray Colwell, CEO of PeerLogix, stated, "We are excited to provide our full suite of digital services to Capital Art. Capital Art’s business model is a perfect fit for our technology as we will assist Capital Art with various targeted marketing campaigns. Capital Art will broaden their reach to a substantial base of potential customers not easily accessible through existing means. We expect this agreement to generate substantial leads and significantly bolster our revenue growth starting in the second quarter of 2017."

Stuart Scheinman, President of Capital Art, stated, “We are excited to have engaged with PeerLogix. Its platform promises to be transformative to our business by providing us with access to a demographic group, OTT viewers of Hollywood films and other media, that we and others in our industry have spent significant efforts to access. PeerLogix’s ability to provide specific targeted marketing and curation of leads will provide us with virtually immediate and virtually unlimited access to this highly prized group of potential customers.”

About PeerLogix

PeerLogix is an advertising technology and data aggregation company providing a proprietary software as a service, or SAAS, platform which enables the tracking and cataloguing of over-the-top viewership and listenership in order to determine consumer trends and preferences based upon media consumption. PeerLogix's patent pending platform collects over-the-top data, including IP addresses of the streaming and downloading parties (e.g., location), the name, media type (whether movie, television, documentary, music, e-books, software, etc.), and genre of media watched, listened or downloaded, and utilizes licensed and publicly available demographic and other databases to further filter the collected data to provide insights into consumer preferences to digital advertising firms, product and media companies, entertainment studios and others.

About Capital Art

Capital Art, Inc. sells and manages classic and contemporary limited edition images and reproductions with a focus on rare and iconic negatives and photographs, by acquiring ownership or rights to collections of rare iconic negatives and photographs. It also makes available images for publications and merchandizing by third parties. The Company sources photos in very large collections, allowing them to sell the photos for often hundreds of times of their purchase price. It licenses these photos from the estates of celebrities, such as their Marilyn Monroe collection. The Company also purchases collections from galleries.

Forward-Looking Statement

Certain of the statements contained in this herein include future expectations, contain projections of results of operations or financial condition or state other "forward-looking" information. The information contained in this includes some statements that are not purely historical and contain "forward-looking statements," as defined by the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties. Such forward-looking statements include, but are not limited to, statements regarding the Company's and its management's expectations, hopes, beliefs, intentions or strategies regarding the future, including the Company's financial condition and results of operations. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words "believe," "expect," "anticipate," "intend," "estimate," "may," "should," "could," "will," "plan," "future," "continue," and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters identify forward-looking statements. These forward-looking statements are based largely on the expectations or forecasts of future events, can be affected by inaccurate assumptions, and are subject to various business risks and known and unknown uncertainties, a number of which are beyond the control of management. Therefore, the actual results could differ materially from the forward-looking statements contained in PeerLogix forward-looking statements.

Contact:

William Gorfein

Director

PeerLogix, Inc.

(646) 598-4640

info@peerlogix.com